UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2020

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events

Quest Diagnostics Incorporated (the “Company”) is disclosing the following information regarding its secured receivables credit facility and its senior unsecured revolving credit facility in order to facilitate communications with investors.

Secured Receivables Credit Facility

The Company is party to a Fourth Amended and Restated Receivables Sale Agreement, dated as of October 28, 2015 (the “Fourth A&R RSA,” as amended by Amendment No. 1 to the Fourth A&R RSA (“Amendment No. 1 to the Fourth A&R RSA”), the “Receivables Facility”), among the Company and certain of its subsidiaries (collectively, the “Quest Originators”) and Quest Diagnostics Receivables Inc., a limited purpose entity, wholly owned by the Company (“QDRI”).

Pursuant to the Receivables Facility, Quest Originators agreed to sell to QDRI certain receivables arising from clinical laboratory services (collectively, the “Receivables”) originated by the Quest Originators during the term of the Receivables Facility and other related assets in exchange for cash and subordinated notes issued by QDRI. The Receivables Facility provides liquidity and funding for the ongoing business needs of the Company and its subsidiaries.

Pursuant to the Sixth Amended and Restated Credit and Security Agreement, dated as of October 27, 2017 (the “Sixth A&R CSA”, as amended by Amendments No. 1, 2 and 3 to the Sixth A&R CSA, the “Receivables Credit Agreement”), among QDRI, the Company, MUFG Bank, LTD., as administrative agent (the “Administrative Agent”), the lenders party thereto (the “Lenders”), and the financial institutions party thereto serving as agents for the conduit lenders (the “Conduit Lenders”), QDRI agreed to grant security interests in its Receivables and other related assets to the Administrative Agent in exchange for available borrowings from the Lenders through the following facilities (the “Facilities”): an “A” facility in the aggregate amount of $250,000,000, a “B” facility in the aggregate amount of $250,000,000 and a letter of credit facility in the aggregate amount of $100,000,000, in each case, based on the availability of eligible Receivables and other customary conditions. Borrowings under the Facilities are funded by either (i) the issuance by the Conduit Lenders of asset backed commercial paper or (ii) drawing under a committed liquidity facility provided by certain Lenders. The Lenders and the Conduit Lenders are entitled to receive interest for each day that borrowings under a Facility are outstanding. Unless earlier terminated or subsequently extended pursuant to the terms of the Receivables Credit Agreement, the A facility will expire on October 23, 2020 and the B facility and the letter of credit facility will expire on October 25, 2021. The Receivables Facility and the Receivables Credit Agreement are subject to customary affirmative and negative covenants, including three-month rolling financial covenants with respect to the Receivables that comprise the borrowing base and secure the borrowings under the Receivables Credit Agreement. The Receivables Credit Agreement also contains customary termination events that could cause an early termination date, including, among other things, the failure to make timely payments or deposits under the Receivables Credit Agreement, breach of covenants, the failure to make timely payments under certain other indebtedness, certain changes of control and the failure to meet certain ratios related to the Receivables and compliance with the leverage ratio covenant in the Company’s Revolving Credit Facility (described below).

The foregoing description of the Receivables Facility and the Receivables Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth A&R RSA, Amendment No. 1 to the Fourth A&R RSA, the Sixth A&R CSA, Amendment No. 1 to the Sixth A&R CSA, Amendment No. 2 to the Sixth A&R CSA and Amendment No. 3 to the Sixth A&R CSA, which are filed as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 hereto, respectively, and incorporated herein by reference.

Senior Unsecured Revolving Credit Facility

The Company entered into an Amendment and Restatement Agreement, dated as of March 22, 2018 (the “Amendment and Restatement Agreement”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Revolver Administrative Agent”), and the lenders party thereto from time to time (the “Revolving Lenders”), which amends and restates that certain Amended and Restated Credit Agreement, dated as of April 25, 2014 (as amended, amended and restated, supplemented or otherwise modified prior to March 22, 2018 (the “Existing Credit Agreement”); the Existing Credit Agreement, as amended and restated by the Amendment and Restatement Agreement (the “Second Restated Credit Agreement”); the Second Restated Credit Agreement, as amended by Amendment No. 1, dated as of April 30, 2020 (the “Revolving Credit Facility”)), among the Company, the Revolver Administrative Agent and the Revolving Lenders party thereto.

The Revolving Credit Facility provides for a revolving credit facility in the aggregate principal amount of $750 million (including a $150 million letter of credit sublimit and a $50 million swing line loan sublimit). Issuances of letters of credit and/or swing line loans reduce availability under the Revolving Credit Facility. Proceeds of borrowings under the Revolving Credit Facility may be used for working capital and other general corporate purposes.

Any funding under the Revolving Credit Facility is subject to, among other things, a bring down of certain representations and warranties, the absence of any default or event of default and, only during the period (the “Covenant Increase Period”) commencing on April 30, 2020 and ending on the earlier to occur of (a) the date on which the Borrower delivers a compliance certificate for the fiscal quarter ending September 30, 2021 or (b) the date on which the Company elects to end the Covenant Increase Period, the Company’s consolidated cash and cash equivalents balance not exceeding $1,050,000,000.

The Revolving Credit Facility is unsecured and is not guaranteed by any domestic subsidiary of the Company. If a domestic subsidiary of the Company guarantees or otherwise becomes liable for the debt of the Company in an aggregate amount that is greater than $50 million, the Company will promptly cause such domestic subsidiary to guarantee the Company’s obligations under the Revolving Credit Facility.

Under the Revolving Credit Facility, the Company may request loans denominated in (i) U.S. dollars or (ii) Euro, sterling or any other currency approved by the Revolver Administrative Agent and the Revolving Lenders. At the Borrower’s option, U.S. dollar denominated loans outstanding under the Revolving Credit Facility will bear interest at either LIBOR or an alternate base rate, in each case, plus the applicable interest rate margin.

During the Covenant Increase Period, if the Company’s leverage ratio is above 3.5 to 1.0, the applicable interest rate margin applicable to borrowings under the Revolving Credit Facility will be based on LIBOR plus an applicable margin ranging from 1.375% to 1.575% per year (or an alternate base rate plus an applicable margin ranging from 0.375% to 0.575% per year) that will be determined based on the Company’s leverage ratio. After the Covenant Increase Period, the applicable interest rate margin will fluctuate between LIBOR plus 0.680% per year and LIBOR plus 1.375% per year (or an alternate base rate plus an applicable margin ranging from 0% to 0.375% per year), based upon the Company’s long-term senior unsecured, non-credit enhanced debt rating.

Loans under the Revolving Credit Facility may be prepaid at any time and from time to time in whole or in part without premium or penalty (but subject to customary reimbursement of any break funding losses). The entire outstanding principal balance of all loans and other obligations under the Revolving Credit Facility are due and payable on March 22, 2023, which date may be extended by no more than two one-year extensions, with the consent of certain Revolving Lenders.

Under the Revolving Credit Facility, the Company may request the establishment of incremental revolving commitments and/or the establishment of term commitments in an aggregate principal amount not to exceed $500 million. The terms and conditions of any incremental revolving commitment shall be identical to those of the revolving commitments and loans and shall be treated as a single class with such revolving commitments and loans. The maturity date of any incremental revolving or term commitments shall not be earlier than, and no incremental term loans shall require any repayment or prepayment of any principal amount thereto (other than amortization payments not in excess of 1% per annum of the initial principal amount of the incremental term loans) prior to the maturity date applicable to the Revolving Credit Facility. In addition, the incremental term loans shall not have the benefit of guarantees or collateral that do not equally benefit the revolving commitments and loans. The effectiveness of any incremental commitment shall be subject to obtaining commitments from lenders and other customary conditions.

The Revolving Credit Facility contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, with certain negative covenants subject to more limited exceptions during the Covenant Increase Period and with negative covenants governing acquisitions, share repurchases and dividends applicable only during the Covenant Increase Period. Pursuant to the Revolving Credit Facility, during the Covenant Increase Period, the leverage ratio covenant was increased from the second quarter of 2020 through the second quarter of 2021 as follows:

As of:	Applicable Covenant:
June 30, 2020	no more than 5 times EBITDA
September 30, 2020	no more than 5.5 times EBITDA
December 31, 2020	no more than 6.5 times EBITDA
March 31, 2021	no more than 6.25 times EBITDA
June 30, 2021	no more than 4.5 times EBITDA

After the second quarter of 2021 or if the Company elects to terminate the Covenant Increase Period early, the leverage ratio covenant reverts to no more than 3.5 times EBITDA.

The foregoing summary of the Revolving Credit Facility does not purport to be complete and is subject to and qualified in its entirety by reference to Amendment No. 1, dated as of April 30, 2020, to the Second Restated Credit Agreement, a copy of which is filed as Exhibit 99.7 hereto and incorporated herein by reference, and which includes, as Exhibit A, the Second Restated Credit Agreement marked to show the amended text.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1*	Fourth Amended and Restated Receivables Sales Agreement, dated as of October 28, 2015, among Quest Diagnostics Incorporated and the subsidiaries identified therein, as Sellers, and Quest Diagnostics Receivables Inc., as Buyer.
99.2*	Amendment No. 1 to Fourth Amended and Restated Receivables Sales Agreement, dated October 25, 2019.
99.3‡*	Sixth Amended and Restated Credit and Security Agreement, dated as of October 27, 2017 among Quest Diagnostics Receivables Inc., Quest Diagnostics Incorporated, as Initial Servicer, MUFG Bank, LTD., as Administrative Agent, the Lenders party thereto, the financial institutions party thereto as agents for the conduit lenders.
99.4*	Amendment No. 1 to Sixth Amended and Restated Credit and Security Agreement, dated as of October 26, 2018.
99.5*	Amendment No. 2 to Sixth Amended and Restated Credit and Security Agreement, dated as of June 14, 2019.
99.6*	Amendment No. 3 to Sixth Amended and Restated Credit and Security Agreement, dated as of October 25, 2019.
99.7‡*	Amendment No. 1, dated as of April 30, 2020, relating to the Second Amended and Restated Credit Agreement, dated as of March 22, 2018, among Quest Diagnostics Incorporated, as Borrower, the lenders identified therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and other agents party thereto and which includes, as Exhibit A, the Second Restated Credit Agreement marked to show the amended text.
104*	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

*        Filed herewith.

‡	Portions of this exhibit have been omitted.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 4, 2020
QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Corporate Secretary